UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) – September 21, 2010

The First of Long Island Corporation
(Exact Name of Registrant as Specified in Charter)

New York	0-12220	11-2672906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road, Glen Head, New York	11545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code - (516) 671-4900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Amendment to 2006 Stock Compensation Plan

On September 21, 2010, the Board of Directors of The First of Long Island Corporation (the “Corporation”) amended the Corporation’s 2006 Stock Compensation plan to eliminate the ability of the Compensation Committee of the Board to modify, extend or renew outstanding equity awards.

Item 5.03. Amendments to Bylaws

On September 21, 2010, the Board of Directors of the Corporation amended Article II, Section 2, and Article III, Sections 2, 6, 14, of the Corporation’s bylaws to accomplish the following:
1) Provide flexibility with respect to the Board’s ability to change the date of the annual meeting of shareholders and the schedule for regular meetings of the Board;
2) Make the Chairman of the Board ex officio on all Board committees of the Corporation rather than naming specific committees; and
3) Remove the specific stock ownership requirement for directors and instead reference to the director stock ownership requirement set forth in guidelines promulgated by the Board from time to time.

Item 9.01. Exhibit

Exhibit 3(ii) – Bylaws, as amended
Exhibit 10.15 – Amendment to 2006 Stock Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation
(Registrant)

Date: September 21, 2010	By: /s/ Mark D. Curtis
Mark D. Curtis
Senior Vice President & Treasurer
(principal accounting & financial officer)